                                                                     EXHIBIT 4.2


                                    EXHIBIT B

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN THIS WARRANT CERTIFICATE AND IN A NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 8, 2004, BETWEEN BLUE DOLPHIN ENERGY COMPANY AND THE INITIAL HOLDER OF SECURITIES NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF BLUE DOLPHIN ENERGY COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST, AND THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND THEREBY.

                               WARRANT CERTIFICATE

NUMBER OF WARRANTS: _________                                   WARRANT NO. ____

      This Warrant certificate ("WARRANT CERTIFICATE") certifies that, for value received, _____________________________________ is the registered holder of the number of warrants (the "WARRANTS") set forth above. Each Warrant entitles the holder thereof, at any time or from time to time during the Exercise Period, to purchase from the Company one fully paid and nonassessable share of Common Stock at the Exercise Price, subject to adjustment as provided herein. Initially capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note and Warrant Purchase Agreement.

      "COMMON STOCK" means the common stock, $0.01 par value per share, of the Company and such other class of securities as shall then represent the common equity of the Company.

      "COMPANY" means Blue Dolphin Energy Company, a Delaware corporation.

      "EXERCISE PERIOD" means the period of time between the Issuance Date, as defined herein and 5:00 p.m. (Houston, Texas time) on the Expiration Date.

      "EXERCISE PRICE," subject in all circumstances to adjustment in accordance with Section 2 means $0.25 per share.

      "EXPIRATION DATE" means the fifth anniversary of the Issuance Date.

      "ISSUANCE DATE" means ___________________.

      "PERSON" means any individual, corporation, company, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

      "PRICE" means (a) the average of the "high" and "low" prices for the Common Stock as reported in The Wall Street Journal's listing for such day (corrected for obvious typographical errors), or if such shares are not reported in such listing, the average of the reported sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, but is designated as a Small Cap Market system security, the last trading price of the Common Stock on such date; or (c) if such shares are not listed or traded on any national securities exchange or the Nasdaq Small Cap Market, then the average of the reported sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the average of the closing bid and asked prices so reported, or, if such prices shall not be reported, then the average of the closing bid and asked prices reported by the National Quotations Bureau Incorporated. The "Average" Price per share for any period shall be determined by dividing the sum of the Prices determined for the individual trading days in such period by the number of trading days in such period.

      "NOTE AND WARRANT PURCHASE AGREEMENT" means the Note and Warrant Purchase Agreement, dated as of September 8, 2004, between the Company and the Investors.

      SECTION 1.  EXERCISE OF WARRANTS.

            (a) The Warrants may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender to the Company at its address set forth in SECTION 8 of this Warrant Certificate (or the delivery of a customary affidavit of loss with indemnity) with the Election To Exercise, attached hereto as EXHIBIT A duly completed and executed, and (i) payment in full of the Exercise Price, for the number of Warrants being exercised by wire transfer in immediately available funds, bank draft or cashier's check, or (ii) without payment of any additional consideration through a "cashless" or "net-issue" exercise of each such Warrant ("Cashless Exercise"); in a Cashless Exercise, the holder shall exchange each Warrant subject to a Cashless Exercise for that number of Warrant Shares determined by multiplying the number of Warrant Shares issuable hereunder by a fraction, the numerator of which shall be the difference between (x) the Price (for the trading day preceding such presentation and surrender), and (y) the Exercise Price for each such Warrant, and the denominator of which shall be the Price (for the trading day preceding such presentation and surrender); and the Election to Exercise shall set forth the calculation upon which the Cashless Exercise is based, or (iii) a combination of (i) and (ii) above. If the holder of this Warrant Certificate at any time exercises less than all the Warrants, the Company shall issue to such a holder a warrant certificate identical in form to this Warrant Certificate, but evidencing a number of Warrants equal to the number of Warrants originally represented by this Warrant Certificate less the number of Warrants previously exercised. Likewise, upon the presentation and surrender of this Warrant Certificate to the Company at its address set forth in SECTION 8 and at the request of the holder, the Company will, without expense, at the option of the holder, issue to the holder in substitution for this Warrant Certificate one or more warrant certificates in identical form and for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

            (b) To the extent that the Warrants have not been exercised at or prior to the Expiration Date, such Warrants shall expire and the rights of the holder shall become void and of no effect.

            (c) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the holder or such transferee as may be directed in writing by the holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share.

            (d) The Company shall not be required to issue a fractional share of Common Stock upon the exercise of Warrants. As to any fraction of a share which the Warrant holder would otherwise be entitled to purchase upon such exercise, the Company may pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Price per share of Common Stock on the date of exercise.

      SECTION 2. ANTIDILUTION ADJUSTMENTS. The shares of Common Stock purchasable on exercise of the Warrants are shares of Common Stock as constituted as of the Issuance Date. The number and kind of securities purchasable upon the exercise of the Warrants, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as follows:

            (a) Mergers, Consolidations and Reclassifications. In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants at any time after the Issuance Date (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which
      SECTION 2(b) applies), or in case of any consolidation or merger of the Company with or into any entity or other person (other than a merger with another entity or other person in which the Company is the surviving corporation and which does not result in any reclassification or change in the securities issuable upon exercise of this Warrant Certificate), the holder of the Warrants shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have the right to obtain, upon the exercise of the Warrants, in lieu of each share of Common Stock, other securities, money or other property theretofore issuable upon exercise of a Warrant, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of the shares of Common Stock, other securities, money or other property issuable upon exercise of a Warrant if the Warrants had been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any such reclassification, change, consolidation or merger shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided in this

SECTION 2(a). The provisions of this SECTION 2(a) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

            (b) Subdivisions and Combinations. If the Company, at any time after the Issuance Date, shall subdivide its shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be proportionately increased, as at the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for such purpose, as at such record date, whichever is earlier. If the Company, at any time after the Issuance Date, shall combine its shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be proportionately reduced, as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

            (c) Dividends and Distributions. If the Company at any time after the Issuance Date shall declare a dividend on its Common Stock payable in stock or other securities of the Company to the holders of its Common Stock, the holder of this Warrant Certificate shall, without additional cost, be entitled to receive upon any exercise of a Warrant, in addition to the Common Stock to which such holder would otherwise be entitled upon such exercise, the number of shares of stock or other securities which such holder would have been entitled to receive if he had been a holder immediately prior to the record date for such dividend (or, if no record date shall have been established, the payment date for such dividend) of the number of shares of Common Stock purchasable on exercise of such Warrant immediately prior to such record date or payment date, as the case may be.

            (d) Adjustments of Exercise Price. This SECTION 2(d) shall govern adjustments to the Exercise Price for the transactions described herein.

                  (i) If (x) the Company at any time after the Issuance Date and prior to the expiration of eighteen months after the Issuance Date shall issue any additional shares of Common Stock (otherwise than as provided in subsections (a) through (c) of SECTION 2; pursuant to any Employee Benefit Plan (defined below); or pursuant to any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITY") or any warrant, option or other right to subscribe for or purchase common stock or any Convertible Security, other than pursuant to Employee Benefit Plans, (together with Convertible Securities hereinafter referred to as "COMMON STOCK EQUIVALENT") outstanding as of the Issuance Date) or upon the issuance of any such Common Stock, any adjustments shall previously have been made pursuant to SECTION 2(d)(ii), and (y) the New Stock Issuance Price (defined below) of such additional shares is less than the Exercise Price then in effect, then the Exercise Price upon each such issuance shall be adjusted to the New Stock Issuance Price of such additional shares. The "New Stock Issuance Price" shall be determined by dividing the total amount of consideration received by the Company for such issue or sale by the number of shares of Common Stock issued or sold.

                  (ii) If the Company at any time after the Issuance Date and prior to the expiration of eighteen months after the Issuance Date, issues any Common Stock Equivalent (otherwise than as provided in subsections (a) through (c) of SECTION 2; or pursuant to any Common Stock Equivalent outstanding as of the Issuance Date) and the New CSE Exercise Price (defined below) of such Common Stock Equivalents is less than the Exercise Price then in effect, then the Exercise Price upon each such issuance shall be adjusted to the New CSE Exercise Price of such Common Stock Equivalents. The "New CSE Exercise Price" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalents, plus, in the case of any such Common Stock Equivalents which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents.

      No adjustments of the Exercise Price shall be made under this SECTION 2(d) upon the issuance of any additional shares of Common Stock that (w) are issued pursuant to any grant or award made prior to the Issuance Date under any thrift plan, stock purchase plan, stock bonus plan, stock option plan, employee stock ownership plan, incentive or profit sharing arrangement or other benefit or compensation plan for the benefit of the Company's officers, directors and/or employees ("EMPLOYEE BENEFIT PLANS") that has been approved by the Board of Directors of the Company or its compensation committee and that otherwise would cause an adjustment under this SECTION 2(d); (x) are issued pursuant to any grant or award made on or after the Issuance Date under any Employee Benefit Plan if the "Exercise Price" of any such issuance is not less than the lesser of the Exercise Price as determined above and the "Fair Market Value," as defined under the applicable Employee Benefit Plan, on the date of Board or compensation committee authorization; (y) are issued pursuant to any Common Stock Equivalent (as hereinafter defined) if such Common Stock Equivalent was issued prior to this Warrant Certificate; or (z) are issued pursuant to a public offering by the Company.

            (e) Miscellaneous. The following provisions shall be applicable to the making of adjustments in the Exercise Price hereinbefore provided in this SECTION 2.

                  (i) The consideration received by the Company shall be deemed to be the following: (x) to the extent that any additional shares of Common Stock or any Common Stock Equivalent shall be issued for cash consideration, the consideration received by the Company therefor, or, if such additional shares of Common

            Stock or Common Stock Equivalent are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or Common Stock Equivalent are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof; and (y) to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors, as evidenced by a certified resolution of the Board of Directors delivered to the holder of this Warrant Certificate setting forth such determination. The consideration for any additional shares of Common Stock issuable pursuant to any Common Stock Equivalent shall be the consideration received by the Company for issuing such Common Stock Equivalent, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalent. In case of the issuance at any time of any additional shares of Common Stock or Common Stock Equivalent in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Common Stock Equivalent (which shall not be deemed to be a dividend payable in, or other distribution of, Common Stock under SECTION 2(c)consideration equal to the amount of such dividend so paid or satisfied. In the event additional shares of Common Stock or Common Stock Equivalents are issued together with other shares or securities or other assets of the Company or its subsidiaries for consideration which covers both, the consideration for such shares of Common Stock and Common Stock Equivalents shall be computed based on the respective portions of such consideration so received, computed as provided in this SECTION 2(e)(i) as determined and allocated in good faith by the Board of Directors of the Company.

                  (ii) Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Exercise Price, if any such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding because they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Exercise Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of SECTION 2(d) after the issuance of such Common Stock Equivalent) had the adjustment of the Exercise Price made upon the issuance or sale of such Common Stock Equivalent been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange of such Common Stock Equivalent and thereupon only the number of additional shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in this SECTION 2(e)(i)) shall be deemed to have been received by the Company.

                  (iii) The number of shares of Common Stock at any time
            outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or its wholly owned subsidiaries.

                  (iv) Upon each adjustment of the Exercise Price as a result of the calculations made in SECTION 2(d), hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, the number of shares of Common Stock obtained by (x) multiplying the number of shares covered by this Warrant immediately prior to such adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and (y) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                  (v) For the purpose of this SECTION 2 the term "shares of Common Stock" shall mean shares of (x) the class of stock designated as the Common Stock at the date hereof, or (y) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, because of an adjustment pursuant to SECTION 2(a), the Warrants shall entitle the holders to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this SECTION 2.

            (f) Calculation of Exercise Price. The Exercise Price in effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

            (g) NASDAQ Matters. Notwithstanding anything to the contrary herein, any adjustment to the Exercise Price that would require stockholder approval pursuant to the NASDAQ Market Rules shall be subject to the Company's obtaining such requisite approval.

      SECTION 3. NOTICE OF ADJUSTMENTS. Whenever the Exercise Price or the number of shares of Common Stock is required to be adjusted as provided in
SECTION 2, the Company shall forthwith compute the adjusted Exercise Price or the number of shares of Common Stock issuable and shall prepare and mail to the holder hereof a certificate setting forth such adjusted Exercise Price or such number of shares of Common Stock, showing in reasonable detail the facts upon which the adjustment is based.

      SECTION 4.  NOTICES TO WARRANT HOLDERS. In the event:

            (a) the Company authorizes any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the conveyance or sale of all or substantially all of the assets of the Company, or any reclassification or change of the Common Stock or other securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants); or

            (b) the Company declares any dividend (or any other distribution) on the Common Stock or any other class of its capital stock; or

            (c) the Company authorizes the granting to the holders of Common Stock or any other class of its capital stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other securities convertible into or exchangeable for shares of stock; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause to be sent to the holder hereof, at least 30 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (x) the date for the determination of the holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) entitled to receive any such dividends or other distribution, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants), or (z) the date on which any of the events specified in subsections (a)-(d) is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) shall be entitled to exchange such shares for securities or other property, if any, deliverable upon any such event. Failure to give such notice or any defect therein shall not affect the legality or validity of any such event, or the vote upon any such action.

      SECTION 5. REPORTS TO WARRANT HOLDERS. The Company will cause to be delivered, by first-class mail, postage prepaid, to holder at such holder's address appearing hereon, or such other address as the holder shall specify, a copy of any reports delivered by the Company to the holders of Common Stock.

      SECTION 6. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

            (a) Until the Expiration Date, the Company shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Common Stock (and other securities), for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock (and other securities) upon the exercise of the Warrants, the number of shares of Common Stock (and other securities) issuable upon the exercise of such Warrants.

            (b) The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of new warrant certificates on transfer of the Warrants.

            (c) All Common Stock (and other securities) which may be issued upon exercise of the Warrants shall upon issuance be validly issued, fully paid, non-assessable and free from all preemptive rights and all taxes, liens and charges with respect to the issuance thereof, and will not be subject to any restrictions on voting or transfer thereof except as set forth in the Note and Warrant Purchase Agreement, any stockholders agreement and except for restrictions arising under state or federal securities laws.

            (d) All original issue taxes payable in respect of the issuance of shares of Common Stock to the registered holder hereof upon the exercise of the Warrants shall be borne by the Company; provided, however, that the Company shall not be required to pay any tax or charge imposed in connection with any transfer involved in the issuance of any certificates representing shares of Common Stock (and other securities) in any name other than that of the registered holder hereof, and in such case the Company shall not be required to issue or deliver any certificate representing shares of Common Stock (and other securities) until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is due.

            (e) As soon as practicable after the receipt from the holder of this Warrant Certificate of notice of the intent to exercise of a number of warrants sufficient to require a filing under the Hart Scott-Rodino Antitrust Improvements Act of 1976 and the rules, regulations and formal interpretations thereunder, as amended from time to time (the "HSR ACT") (and after the receipt, if applicable, of the notice referred to in Rule
      803.5 of the HSR Act), but in any event no later than the 15 Business Days after receipt of such notice(s), the Company will (i) if required by the HSR Act, prepare and file with Antitrust Division of the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") the Notification and Report Form (accompanied by all documentary attachments contemplated thereby) required by the HSR ACT, (ii) upon request of the holder, request early termination of the waiting period imposed by the HSR Act, and (iii) coordinate and cooperate with the holder in responding to formal and informal requests for additional information and documentary material from the DOJ and the FTC in connection with such filing. Notwithstanding the foregoing, if the holder is required to file with the DOJ and FTC the Notification and Report Form solely as a result of its holding and/or purchasing shares of Common Stock issued pursuant to this Warrant (with no regard to any other securities held by such holder or its affiliates) and the holder certifies such fact to the Company in writing, the Company agrees to promptly reimburse the holder for all fees and expenses for the preparation and filing of such form, including all legal expenses and filing fees.

            (f) The Company will not change the par value of the Common Stock from par value $0.01 per share to any higher par value which exceeds the Exercise Price then in effect, and will reduce the par value of the Common Stock upon any event described in SECTION 2 that would, but for this provision, reduce the Exercise Price below the par value of the Common Stock.

      SECTION 7. NO RIGHTS AS STOCKHOLDER. The holder of the Warrants shall not, by virtue of holding such Warrants, be entitled to any rights of a stockholder of the Company either at law or in equity, and the rights of the holder of the Warrants are limited to those expressed herein.

      SECTION 8. NOTICES. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) sent by prepaid overnight courier service, or
(iii) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

      if to the holder, to such holder at:

            ____________________________________
            ____________________________________
            ____________________________________
            ____________________________________

      with a copy to counsel to Western Gulf Pipeline Partners, LP:

            Gardere Wynne Sewell LLP
            1000 Louisiana, Suite 3400
            Houston, Texas 77002
            Attention: N.L. Stevens III
            Telefax: 713-276-5807

      and, if to the Company:

            Blue Dolphin Energy Company
            801 Travis, Suite 2100
            Houston, Texas  77002
            Attention: Chief Executive Officer
            Telefax: 713-227-7626

Such notices, requests, demands, and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, when the answer back is received.

      SECTION 9. GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflict of laws.

      SECTION 10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, and, in the case of loss, theft or destruction, receipt by the Company of such bond or indemnification as the Company may reasonably require, and, in the case of mutilation, upon surrender and cancellation of the Warrant Certificate, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a substitute Warrant Certificate of the same tenor and evidencing a like number of Warrants.

      SECTION 11. TRANSFER. Subject to SECTION 12 and the Note and Warrant Purchase Agreement, transfer of Warrants, in whole or in part, shall be registered on the books of the Company to be maintained for such purposes, upon surrender of the Note and Warrant Certificate representing such Warrants at the principal office of the Company referred to in SECTION 8 together with a written assignment substantially in the form of EXHIBIT B to this Warrant Certificate and a written agreement, in form reasonably satisfactory to the Company, setting forth the new Warrant holder's agreement to be bound by all of the terms of this Warrant Certificate (including without limitation SECTION 12) and Section 5.5 of the Note and Warrant Purchase Agreement, each duly executed by the holder, and funds sufficient to pay any transfer taxes payable by such holder upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate or Warrant Certificates evidencing the portion of the old Warrant Certificate not so assigned, and the old Warrant Certificate shall promptly be canceled.

      SECTION 12. RESTRICTIONS ON TRANSFERABILITY. The Warrant Certificate represents Warrants referred to in the Note and Warrant Purchase Agreement. Said Note and Warrant Purchase Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of certain limitations of rights, obligations, duties and immunities thereunder of the Company and the holders, and in the event of any conflict between the terms of this Warrant Certificate and the provisions of the Note and Warrant Purchase Agreement, the provisions of the Note and Warrant Purchase Agreement shall control.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed as of _____________, 2004, by the undersigned, thereunto duly authorized.

                                     BLUE DOLPHIN ENERGY COMPANY

                                     By: _______________________________________
                                     Name: Ivar Siem
                                     Title: Chairman and Chief Executive Officer

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

                                    EXHIBIT A

                              ELECTION TO EXERCISE

      [To be executed on exercise of the Warrant evidenced by this Warrant
                      Certificate pursuant to Section 1(a)]

TO:   Blue Dolphin Energy Company

      The undersigned, the holder of the Warrants evidenced by the attached Warrant Certificate, hereby irrevocably elects to exercise __________________ of such Warrants, and herewith:

[ ] Makes a payment of $_____________ representing the aggregate Exercise Price thereof. The Exercise Price is being paid by [WIRE TRANSFER IN IMMEDIATELY AVAILABLE FUNDS, BANK DRAFT OR CASHIER'S CHECK].

[ ]   Elects to exercise such Warrants through a Cashless Exercise pursuant to
      Section 1 of the Warrant Certificate, and the calculation upon which such Cashless Exercise is based is as follows:

[ ] Makes a payment of $_____________ by [WIRE TRANSFER IN IMMEDIATELY AVAILABLE FUNDS, BANK DRAFT OR CASHIER'S CHECK] representing partial payment of the aggregate Exercise Price thereof, and elects to exercise the balance of such Warrants through a Cashless Exercise pursuant to
      Section 1 of the Warrant Certificate, and the calculation upon which such Cashless Exercise is based is as follows:

and requests that the certificate representing the securities issuable hereunder be issued in the name of _____________________________ and delivered to ___________________________, whose address is .

Dated:______________________

                                       Name of Registered Holder:_______________
                                       Signature:_______________________________
                                       Title:___________________________________
                                       Address:_________________________________

      Notice: The above signature(s) must correspond with the name as written on the face of the Warrant Certificate in every detail, without alteration or enlargement or any change whatsoever.

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

                                    EXHIBIT B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of the attached Warrant Certificate hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant Certificate, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee:______________________________

No. of Shares of Common Stock______________________________

and does hereby irrevocably constitute and appoint _______________________ attorney-in-fact to register such transfer on the books of Blue Dolphin Energy Company maintained for that purpose, with full power of substitution in the premises.

Dated:______________________________________

Name:_______________________________________

Signature:__________________________________

Witness:____________________________________

The assignee named above hereby agrees to purchase and take the attached Warrant Certificate pursuant to and in accordance with the terms and conditions of the Warrant Certificate and Section 5.5 of the Warrant Purchase Agreement, dated as of _______________, 2004, between Blue Dolphin Energy Company and the initial holder named therein and agrees to be bound thereby.

Dated:______________________________________

Name:_______________________________________

Signature:__________________________________

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